UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2020

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15115 Park Row Blvd, Suite 300, Houston, Texas	77084-4947
(Address of principal executive offices)	(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RNET	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2020, RigNet, Inc., a Delaware corporation (“RigNet”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among RigNet, Viasat, Inc., a Delaware corporation (“Viasat”), and Royal Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Viasat (“Acquisition Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into RigNet (the “Merger”), with RigNet continuing as the surviving entity and a wholly owned subsidiary of Viasat. Each of the board of directors of Viasat and the board of directors of RigNet (the “RigNet Board”) have unanimously approved the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock of RigNet, par value $0.001 per share (the “RigNet Common Stock”), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.1845 (the “Exchange Ratio”) fully paid and non-assessable shares of common stock of Viasat, par value $0.0001 per share (“Viasat Common Stock”) (such consideration collectively, the “Merger Consideration”).

At the Effective Time, (i) each RigNet option (“RigNet Option”) held by an individual who, as of immediately after the Effective Time, is an employee of Viasat within the meaning of Form S-8 that is outstanding and unexercised, whether vested or unvested, immediately prior the Effective Time (each, an “Assumed RigNet Option”) will be assumed by Viasat and converted automatically into an option to purchase shares of Viasat Common Stock on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to such Assumed RigNet Option immediately prior to the Effective Time (with the number of options and exercise price being adjusted based on the Exchange Ratio); (ii) each RigNet Option that is not an Assumed RigNet Option will accelerate in full and be terminated for no consideration; (iii) each award of RigNet restricted stock units (“RigNet RSU”) (a) that is held by an individual who, as of immediately after the Effective Time, is an employee of Viasat within the meaning of Form S-8, (b) that is outstanding immediately prior to the Effective Time and (c) that vests solely on the basis of continued employment or service (as opposed to performance vesting) (each, an “Assumed RigNet RSU Award”) will be assumed by Viasat and converted automatically into a restricted stock unit award with respect to shares of Viasat Common Stock and will otherwise remain subject to the same vesting, settlement and other terms and conditions that applied to the underlying Assumed RigNet RSU Award immediately prior to the Effective Time based on the Exchange Ratio; (iv) each RigNet RSU (other than a Deferred RigNet RSU (as defined below)) that is not an Assumed RigNet RSU Award will accelerate in full and be settled in shares of Viasat Common Stock as of immediately prior to the Effective Time; and (v) each RigNet RSU that is subject to, and not exempt from the requirements of, Section 409A of the Internal Revenue Code of 1986, as amended (each a “Deferred RigNet RSU”) will be treated in accordance with the terms of the Merger Agreement.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (i) a registration statement on Form S-4 to be filed in connection with the Merger shall have become effective; (ii) the adoption of the Merger Agreement by holders of a majority of the outstanding shares of RigNet Common Stock; (iii) the expiration or termination of review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the receipt of certain other material regulatory consents and approvals; (v) the authorization for listing of shares of Viasat Common Stock to be issued in the Merger on Nasdaq; (vi) the absence of any court order or regulatory injunction prohibiting completion of the Merger; (vii) subject to specified materiality standards, the accuracy of the representations and warranties of each party; (viii) compliance by each party in all material respects with its covenants; (ix) the absence of any effects that have constituted or resulted in, or would reasonably be expected to constitute or result in, a material adverse effect with respect to either party; and (x) the receipt by each party of certain closing tax opinions.

RigNet has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative acquisition proposals. Additionally, the RigNet Board is required to recommend the adoption of the Merger Agreement to its stockholders, subject to certain exceptions. Prior to the approval of the transaction-related proposals by the RigNet stockholders, the RigNet Board may change its recommendation in response to an unsolicited proposal for an alternative transaction, if the RigNet

Board determines in good faith after consultation with its outside legal counsel and financial advisor that the proposal constitutes a “Company Superior Proposal” (as defined in the Merger Agreement), and that failure to take such action would reasonably be expected to be inconsistent with their fiduciary duties to RigNet and its stockholders under applicable law, subject to complying with certain procedures set forth in the Merger Agreement. Prior to the approval of the transaction-related proposals by the RigNet stockholders, the RigNet Board may also change its recommendation if a “Company Intervening Event” (as defined in the Merger Agreement) occurs, and the RigNet Board determines in good faith after consultation with its outside legal counsel and financial advisor that failing to change its recommendation would reasonably expected to be inconsistent with its fiduciary duties, subject to complying with certain procedures set forth in the Merger Agreement.

RigNet and Viasat have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of each of RigNet’s and Viasat’s business between the date of the signing of the Merger Agreement and the closing date of the Merger and (ii) the efforts of the parties to cause the Merger to be completed, including actions which may be necessary to obtain the required regulatory consents and approvals for the transaction.

The Merger Agreement contains certain customary termination rights for RigNet and Viasat, including, among others, (i) the right to terminate with mutual written consent, (ii) the right of either party to terminate if the Merger is not completed by September 30, 2021 (subject to certain extensions in the event that certain regulatory closing conditions remain outstanding), (iii) the right of either party to terminate if a relevant legal restraint makes consummation of the Merger illegal, (iv) the right of Viasat to terminate if the RigNet Board withholds, changes or fails to reaffirm its recommendation to approve the Merger, (v) the right of RigNet to terminate if the RigNet Board authorizes, and RigNet enters into a definitive agreement with respect to, a Company Superior Proposal, (vi) the right of either party to terminate if RigNet’s stockholders fail to adopt the Merger Agreement, and (vii) the right of either party to terminate due to a material breach by the other party of any of its representations, warranties or covenants (which is not cured within 30 days after written notice of such breach) which would result in the closing conditions not being satisfied.

The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, including when such termination is in connection with RigNet entering into an agreement for a Company Superior Proposal, RigNet may be required to pay Viasat a termination fee equal to $5.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about RigNet, Viasat or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of RigNet, Viasat or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in RigNet’s or Viasat’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, the RigNet Board approved a retention program (the “Retention Program”) for certain of the RigNet executive officers, including its named executive officers. Pursuant to the Retention Program, subject to the completion of the Merger, participants (including RigNet’s named executive officers) that remain employees of RigNet through the closing of the Merger will be entitled to receive (1) a lump sum cash bonus payable on the first regular payroll date following closing of the Merger and (2) a grant of restricted stock units covering shares of Viasat Common Stock (“Viasat RSUs”) at the Effective Time. The awards payable to RigNet’s named executive officers under the Retention Program are as follows:

Name	Retention Bonus	Viasat RSUs
Steve Pickett	$300,000	8,786
Lee Ahlstrom	$245,000	7,175
Brad Eastman	$210,000	6,150

The Viasat RSUs will vest on the 12-month anniversary of the closing of the Merger, subject to such named executive officer’s continued employment or service with Viasat or a subsidiary of Viasat (including RigNet); provided that vesting will accelerate in full if such named executive officer is terminated without cause or such named executive officer resigns for good reason prior to such date. Each of the named executive officers entered into a letter agreement with RigNet governing the Retention Program, which also provides for a cutback in the event that such awards, together with other payments and benefits, would otherwise be subject to adverse tax consequences under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

In addition, the third paragraph of Item 1.01 is incorporated by reference into this Item 5.02.

The foregoing description of the letter agreements regarding the Retention Program with each of the named executive officers of RigNet does not purport to be complete and is qualified in its entirety by the full text of the letter agreement, which will be filed with RigNet’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

Item 8.01	Other Events.

Contemporaneously with the execution of the Merger Agreement, Viasat and Digital Oilfield Investments LP, an affiliate of Kohlberg Kravis Roberts & Co. (the “Stockholder”), entered into a support agreement (the “Support Agreement”). Pursuant to the Support Agreement, the Stockholder agreed to, among other things, vote all of its shares in RigNet that it owns as of the record date for the RigNet stockholder meeting (i) in favor of the adoption of the Merger Agreement, (ii) against any acquisition proposal, and (iii) against any proposal, action or agreement that would reasonably be expected to impede, interfere with, delay or postpone, prevent or otherwise impair the Merger or the other transactions contemplated by the Merger Agreement.

On December 21, 2020, RigNet issued a press release captioned “Viasat to Acquire RigNet in All-Stock Transaction.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 21, 2020, RigNet provided supplemental information regarding the Merger in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Important Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. In connection with the proposed Merger, Viasat will file with the SEC a registration statement on Form S-4, which will include the proxy statement of RigNet that also constitutes a prospectus of Viasat (the “proxy statement/prospectus”).

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC REGARDING THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents (when they become available) will contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials will be made available to stockholders of RigNet at no expense to them. Investors will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by RigNet and/or Viasat through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by RigNet will be available free of charge on RigNet’s internet website at http://www.rig.net. Copies of the documents filed with the SEC by Viasat will be available free of charge on Viasat’s internet website at http://www.viasat.com.

Participants in the Solicitation

Viasat, RigNet, their respective directors and certain of their respective executive officers may be considered, under SEC rules, participants in the solicitation of proxies from the stockholders of RigNet in connection with the proposed transaction. Information about the directors and executive officers of RigNet is set forth in its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on March 11, 2020, and its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 30, 2020. Information about the directors and executive officers of Viasat is set forth in its Annual Report on Form 10-K for the year ended March 31, 2020, which was filed with the SEC on May 29, 2020, and its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on July 23, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to future, not past, events. Forward-looking statements may include comments about the expected benefits of the transaction, potential value to be realized by RigNet’s stockholders, timing of and ability to ultimately close the transaction, Viasat’s financial position and long-term strategy, the nature of any synergies, and other similar statements. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address RigNet’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “will,” “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties, including those risks set forth in Item 1A – Risk Factors of the Company’s most recent 10-K filing, and Item 1A- Risk Factors of the Company’s 10-Q filing for the quarter ended March 31, 2020, filed with the SEC on Monday, May 11, 2020, and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
2.1	Agreement and Plan of Merger, dated as of December 20, 2020, by and among Viasat, Inc., Royal Acquisition Sub, Inc. and RigNet, Inc.†

99.1	Press Release, dated December 21, 2020, issued by RigNet, Inc.

99.2	Investor Presentation, dated December 21, 2020.

104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

†Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ STEVEN E. PICKETT
Steven E. Pickett
Chief Executive Officer and President

Date: December 21, 2020